UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2008

RAFAELLA APPAREL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-138342	20-2745750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1411 Broadway

New York, New York 10018

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 403-0300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

    On August 7, 2008, the Board of Directors (the “Board”) of Rafaella Apparel Group, Inc. (“Rafaella”) accepted the resignation of Alex Wolf from his position as a member of the Board and as a member of the Audit Committee of the Board.  There was no disagreement between the parties resulting in or regarding the resignation and Mr. Wolf did not furnish Rafaella with any written correspondence concerning the circumstances surrounding his resignation.

    On August 7, 2008, Trish Mattler-Gateley accepted an appointment as a member of Rafaella’s Board and as a member of the Audit Committee.  The appointment was effective upon acceptance and Ms. Mattler-Gateley has assumed all rights and responsibilities associated with membership on the Board.

    Ms. Mattler-Gateley is currently a Finance Executive at Cerberus Capital Management, L.P.  She joined Cerberus in 2006.  Prior to joining Cerberus, she spent five years with Resources Global Professionals assisting public high profile power, oil & gas and telecom companies through their corporate compliance, restatement and Sarbanes Oxley efforts. Prior to that, she held CFO positions in the high-tech industry at Productopia, Inc. and Brigade Corporation.  Ms. Mattler-Gateley is a CPA in California and holds a BS degree in Accounting from Saint Mary’s College.

SIGNATURES

The Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Rafaella Apparel Group, Inc.

Date: August 12, 2008	By:	/s/ Chad J. Spooner
Chad J. Spooner Chief Financial Officer